UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2015

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Damastown, Mulhuddart
Dublin 15, Ireland
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +353 1 880-8180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2015, the shareholders of Mallinckrodt plc (the “Company”) approved the amended and restated Mallinckrodt Pharmaceuticals Stock and Incentive Plan (the “Plan”) at the Company’s 2015 Annual General Meeting of Shareholders (the “Annual Meeting”). The amendments increased the number of shares available for issuance under the Plan by 12 million shares and included miscellaneous clarifications to the Plan. The Plan authorizes an aggregate of 17,769,489 ordinary shares of the Company with respect to which awards may be issued under the Plan in a variety of forms including: (1) nonqualified stock options; (2) incentive stock options; (3) stock appreciation rights; (4) performance-based awards; (5) restricted stock; (6) restricted units; (7) deferred stock units; and (8) other stock-based awards.
The above description of the Plan does not purport to be complete and is qualified in its entirety by the full text of the Plan set forth as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company's Annual General Meeting of Shareholders on March 19, 2015, the shareholders:

•	elected all twelve of the Company's nominees for director;

•
approved, in a non-binding vote, the appointment of Deloitte & Touche LLP to serve as the Company's independent auditors for the fiscal year ending September 25, 2015 and authorized, in a binding vote, the Audit Committee to set the auditor's remuneration;

•	approved, in a non-binding advisory vote, the compensation of the Company's named executive officers described in the proxy statement;

•	approved the amended and restated Mallinckrodt Pharmaceuticals Stock and Incentive Plan;

•	authorized the Company and/or any subsidiary of the Company to make market purchases of Company shares; and

•	authorized the price range at which the Company can reissue shares it holds as treasury shares (Special Resolution); and

•	authorized the Board to determine whether to hold the 2016 annual general meeting of shareholders at a location outside of Ireland.

The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1(a)-(l). To re-elect twelve (12) directors to hold office until the Company's next Annual General Meeting of Shareholders:

Nominees		For	Against	Abstain	Broker Non-Votes
(a)	Melvin D. Booth	89,304,425	53,582	214,475	10,265,654
(b)	Don M. Bailey	89,295,657	65,606	211,219	10,265,654
(c)	David C. Carlucci	89,118,705	237,558	216,219	10,265,654
(d)	J. Martin Carroll	89,299,856	55,089	217,537	10,265,654
(e)	Diane H. Gulyas	89,112,916	246,726	212,840	10,265,654
(f)	Nancy S. Lurker	87,895,126	1,464,783	212,573	10,265,654
(g)	JoAnn A. Reed	89,298,943	60,195	213,344	10,265,654
(h)	Angus C. Russell	89,301,879	54,481	216,122	10,265,654
(i)	Virgil D. Thompson	89,089,839	267,128	215,515	10,265,654
(j)	Mark C. Trudeau	89,296,629	58,375	217,478	10,265,654
(k)	Kneeland C. Youngblood, M.D.	89,315,673	45,896	210,913	10,265,654
(l)	Joseph A. Zaccagnino	89,297,836	59,360	215,286	10,265,654

Proposal 2. To approve, in a non-binding vote, the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for the fiscal year ending September 25, 2015, and to authorize, in a binding vote, the Audit Committee to set the auditors’ remuneration:

For:	Against:	Abstain:
99,192,144	377,906	268,086

Proposal 3. To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers described in the proxy statement:

For:	Against:	Abstain:	Broker Non-Votes:
86,625,039	2,611,925	335,518	10,265,654

Proposal 4. To approve the amended and restated Mallinckrodt Pharmaceuticals Stock and Incentive Plan:

For:	Against:	Abstain:	Broker Non-Votes:
85,555,786	3,769,046	247,650	10,265,654

Proposal 5. To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares:

For:	Against:	Abstain:
99,063,785	319,935	454,416

Proposal 6. To authorize, via special resolution, the price range at which the Company can reissue shares that it holds as treasury shares:

For:	Against:	Abstain:
99,031,982	417,466	388,688

Proposal 7. To authorize the Board to determine whether to hold the 2016 annual general meeting of shareholders at a location outside of Ireland:

For:	Against:	Abstain:
99,409,675	107,440	321,021

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Mallinckrodt Pharmaceuticals Stock and Incentive Plan (incorporated by reference to Appendix B to the Company’s Proxy Statement filed on January 23, 2015).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY
(registrant)

Date:	March 25, 2015	By:	/s/ Peter G. Edwards
		Name:	Peter G. Edwards
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Mallinckrodt Pharmaceuticals Stock and Incentive Plan (incorporated by reference to Appendix B to the Company’s Proxy Statement filed on January 23, 2015).